         As filed with the Securities and Exchange Commission on August 27, 2001
                                        Registration No. 333-
                                                             -------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               DIGITALTHINK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      7372                                  94-3244366
(STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)
                                                  1098 HARRISON STREET
                                                 SAN FRANCISCO, CA 94103
                                                      (415) 625-4000

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1996 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                 JON C. MADONNA
                             CHIEF EXECUTIVE OFFICER
                               DIGITALTHINK, INC.
                              1098 HARRISON STREET
                             SAN FRANCISCO, CA 94103
                                 (415) 625-4000

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                      PROPOSED
                                                                       MAXIMUM                PROPOSED
                                                   AMOUNT             OFFERING                 MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO             TO BE                PRICE                AGGREGATE           AMOUNT OF
             BE REGISTERED                       REGISTERED           PER SHARE           OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
1996 Stock Plan
Common Stock, $0.001 par value
(currently outstanding options)(2)                 351,905            $ 7.930             $ 2,790,606.65           $  697.65
-------------------------------------------------------------------------------------------------------------------------------
1996 Stock Plan
Common Stock, $0.001 par value
(options available for future grant)(3)          1,400,273            $12.885             $18,042,517.61           $4,510.63
-------------------------------------------------------------------------------------------------------------------------------
Total 1996 Stock Plan shares registered (1)      1,752,178
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be
issued under the 1999 Employee Stock
Purchase Plan (4)(5)                               350,435             $10.95             $ 3,838,051.73            $  959.51
-------------------------------------------------------------------------------------------------------------------------------
        TOTAL REGISTRATION FEES:                                                                                    $6,167.79
===============================================================================================================================

     (1) Represents shares of Common Stock which have become available for issuance under the Registrant's 1996 Stock Plan as a result of the automatic "evergreen provision" effective upon the commencement of the Registrant's fiscal year, April 1, 2001. This represents 5% of the Registrant's Common Stock on March 31, 2001.

     (2) The computation is based upon the weighted average exercise price per share of $7.930 as to 351,905 outstanding but unexercised options to purchase Common Stock under the 1996 Stock Plan.

     (3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,400,273 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 20, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

     (4) Represents shares of Common Stock which have become available for issuance under the Registrant's 1999 Employee Stock Purchase Plan as a result of an automatic "evergreen provision" effective upon the commencement of the Registrant's fiscal year, April 1, 2001. This represents 1% of the Registrant's Common Stock on March 31, 2001.

     (5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 20, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1996 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-43284 and File No. 333-56770) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 11, 2001.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on August 8, 2001.

     (c) Proxy Statement filed as of June 8, 2001 in connection with the Annual Meeting of Stockholders held on July 27, 2001.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on August 24, 2001.

                                 DIGITALTHINK, INC.

                                 By: /s/ JON C. MADONNA
                                    --------------------------------------------
                                    Jon C. Madonna
                                    Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon C. Madonna and Michael W. Pope, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                       TITLE                        DATE
------------------------------------------------------    ----------------------------     -----------------------
 /s/ JON C. MADONNA                                       Chief Executive Officer and           August 24, 2001
-------------------------------------------------------   President
     Jon C. Madonna

/s/ MICHAEL W. POPE                                       Vice President, Chief Financial       August 24, 2001
-------------------------------------------------------   Officer
    Michael W. Pope

/s/ PETER J. GOETTNER                                     Chairman of the Board                 August 24, 2001
-------------------------------------------------------
    Peter J. Goettner

/s/ E. FOLLETT CARTER                                     Director                              August 24, 2001
------------------------------------------------------
    E. Follett Carter

/s/ STEVEN L. ESKENAZI              .                     Director                              August 24, 2001
-------------------------------------------------------
    Steven L. Eskenazi

/s/ SAMUEL D. KINGSLAND                                   Director                              August 24, 2001
-------------------------------------------------------
    Samuel D. Kingsland

/s/ WILLIAM H. LANE III              .                    Director                              August 24, 2001
-------------------------------------------------------
    William H. Lane III

/s/ RODERICK C. MCGEARY                                   Director                              August 24, 2001
-------------------------------------------------------
    Roderick C. McGeary

                                INDEX TO EXHIBITS

 EXHIBIT NUMBER                      EXHIBIT DOCUMENT
-------------------   ---------------------------------------------
      5.1             Opinion of Counsel

     23.1             Independent Auditor's Consent

     23.2             Consent of Counsel (contained in Exhibit 5.1 hereto)

     24.1             Power of Attorney (see signature page)